UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       May 24, 2018

         KNOW LABS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30262	90-0273142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Union Street, Suite 810

    Seattle, Washington 98101

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code:       (206) 903-1351

   VISUALANT, INCORPORATED

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

Corporate Name Change and Symbol Change

On May 24, 2018, the Financial Industry Regulatory Authority (“FINRA”) announced the effectiveness of a change in the Company’s name from “Visualant Incorporated” to “Know Labs, Inc.” (the “Name Change”) and a change in the Company’s ticker symbol from “VSUL” to the new trading symbol “KNWN” (the “Symbol Change”) which became effective on the opening of trading as of May 25, 2018. In addition, in connection with the Name Change and Symbol Change, a new CUSIP number was assigned to the Company’s Common Stock. The new CUSIP for the Company’s Common Stock is 499238103.

Press Release

On May 25, 2018, the Company issued a press release announcing the effectiveness of the Name Change and Symbol Change. The press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 25, 2018 regarding corporate name and symbol change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOW LABS, INC.

Date: May 25, 2018	By:	/s/ Ronald P. Erickson
Ronald P. Erickson Interim Chief Financial Officer